UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): October 14, 2025
Direct Digital Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41261	87-2306185
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 West Loop South, Suite 1310 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (832) 402-1051
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	DRCT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (the “Exchange Act”) (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into Material Definitive Agreement.

On October 14, 2025, Direct Digital Holdings, LLC (“DDH LLC”), as borrower, entered into the Ninth Amendment (the “Ninth Amendment”) to the Term Loan and Security Agreement dated December 3, 2021 (the “Term Loan Facility”) with Direct Digital Holdings, Inc. (the “Company”), Colossus Media, LLC, Huddled Masses LLC and Orange142, LLC, as guarantors (such guarantors together with DDH LLC, the “Credit Parties”), and Lafayette Square Loan Servicing, LLC (“LS”), as administrative agent, and Lafayette Square USA, Inc. (“Lafayette”) and the other lenders from time to time party thereto. Under the terms of the Ninth Amendment, the parties agreed to convert and exchange term loans and other debt obligations with an aggregate principal amount of $10.0 million for newly authorized shares of Series A Preferred Stock, par value $0.001, of the Company (the “Series A Preferred Stock”), with an aggregate face amount of $10.0 million issued to Lafayette. In connection with the Ninth Amendment, the Credit Parties agreed to pay a $3.5 million amendment fee to be added to the principal balance of the term loans under the Term Loan Facility and to be due and payable, together with accrued interest thereon, upon the expiration of the term of the Term Loan Facility. Immediately following the conversion, exchange and amendment fee, term loans in an aggregate principal amount of $9.99 million remain outstanding under the Term Loan Facility and the aggregate issued and outstanding face amount of the Series A Preferred Stock is $35.0 million.

The Credit Parties also agreed to pay an Exchange Exit Fee calculated as the cumulative sum of the “Monthly Exchange Exit Fee” set forth in the Term Loan Facility for the applicable fiscal month which has occurred and for which LS has not received proceeds from the sale of Series A Preferred Stock in an amount equal to or greater than the applicable “Minimum Exchange Proceeds” for such fiscal month as set forth in the Term Loan Facility. The Exchange Exit Fee bears interest and is to be paid upon the earliest of (a) the date that the outstanding principal balance of the Term Loans has been paid in full, (b) the date of acceleration of all or any portion of the Term Loans pursuant to the terms of the Term Loan Facility, and (c) the end of the term of the Term Loan Facility.

The Credit Parties also agreed to amend and restate the letter agreement dated August 8, 2025 pursuant to a new agreement on substantially similar terms to pay a $35.0 million exit fee upon the redemption in full of the $35.0 million face amount of the Series A Preferred Stock; provided, that (i) if the Credit Parties redeem in full the Series A Preferred Stock at the Series A Liquidation Amount (as defined in the A&R Certificate of Designation (as defined below)) on or prior to December 31, 2026, such exit fee is no longer due and payable and (ii) the amount of the exit fee reduces over time by redemptions and conversions of the shares of Series A Preferred Stock pursuant to the terms of the A&R Certificate of Designation.

The Ninth Amendment also amends certain financial covenants to include the following: (1) maintain a minimum unrestricted cash balance of not less than $0.45 million at all times, (2) generate a minimum quarterly consolidated EBITDA loss of $(0.652 million) and $(1.921 million) for the fiscal quarters ending December 31, 2025 and March 31, 2026 and (3) generate a minimum quarterly sell-side revenue of $2.5 million, $2.5 million and $5.0 million for the fiscal quarters ending December 31, 2025, March 31, 2026 and thereafter, respectively. Additionally, the Credit Parties agreed to retain a financial advisor acceptable to LS and to appoint an Independent Director (as defined in the A&R Certificate of Designation) in accordance with the terms of the A&R Certificate of Designation. The Ninth Amendment requires prepayments to the extent that the Credit Parties have cash and cash equivalents in an aggregate amount in excess of $2.5 million or when any Credit Party receives any proceeds from the sale of Series A Preferred Stock.

The Ninth Amendment also amends the Term Loan Facility to permit the issuance of the new Series A Preferred Stock and to permit the various transactions contemplated by the A&R Certificate of Designation with respect to the Series A Preferred Stock.

The foregoing description of the Ninth Amendment is not complete and is qualified in its entirety by the full text of the Ninth Amendment, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet
Arrangement of a Registrant.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02. The shares of Series A Preferred Stock are being issued and, upon conversion, the shares of Class A Common Stock of the Company issuable upon conversion of the Series A Preferred Stock will be issued, without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering, and in reliance on similar exemptions under applicable state laws.

Item 3.03 Material Modification to Rights of Security Holders.

The information in response to Item 5.03 below is incorporated by reference in response to this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Ninth Amendment, on October 15, 2025, the Company filed the Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock (the “A&R Certificate of Designation”) with the Secretary of State of the State of Delaware, which amended and restated in its entirety the Certificate of Designation establishing the Series A Convertible Preferred Stock, filed on August 8, 2025. The A&R Certificate of Designation sets forth the rights, preferences, powers, restrictions and limitations of the Series A Preferred Stock. Capitalized terms not otherwise defined in this item shall have the meanings given to such terms in the A&R Certificate of Designation.

The following is a summary of key terms of the Series A Preferred Stock, as amended by the A&R Certificate of Designation:

Designation and Amount. The number of shares initially designated as Series A Preferred Stock was 25,000. Under the A&R Certificate of Designation, the number of shares designated as Series A Preferred Stock was increased by 10,000 to a total of 35,000 shares of Series A Preferred Stock. The Series A Preferred Stock have a stated face value of $1,000 per share of Series A Preferred Stock (the “Conversion Value”), which shall be increased for any accrued and unpaid dividends.

Dividends. The 25,000 shares of Series A Preferred Stock issued prior to October 14, 2025 carry a cumulative Dividend, compounded monthly on the last day of each calendar month (each such date, a “Dividend Payment Date”) at a dividend rate of ten percent (10%) per annum (the “Dividend Rate”). From and after the Issuance Date of such a share of Series A Preferred Stock until January 31, 2026 (the “Full Cash Dividend Date”), cumulative dividends will accrue, whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the Dividend Rate per share of Series A Preferred Stock based on the sum of (i) the Conversion Value thereof plus, (ii) once compounded, any Compounded Dividends (as defined below) thereon (the Conversion Value plus any such accumulated but unpaid Compounded Dividends, the “Accumulated Conversion Value”).

From and after the Issuance Date of the 10,000 shares of Series A Preferred Stock issued on or after October 14, 2025 until the Full Cash Dividend Date, cumulative Dividends on each such share of Series A Preferred Stock shall accrue, whether or not there are funds legally available for the payment of dividends, on a daily basis in arrears at the Dividend Rate per share of Series A Preferred Stock, based on the Accumulated Conversion Value, and the Company shall pay at least 50% of such accrued Dividends in cash out of funds legally available therefor to the maximum extent not prohibited by the Delaware General Corporation Law (the “DGCL”), on a monthly basis on the last day of each calendar month. All accrued Dividends on any such shares of Series A Preferred Stock shall, unless paid in cash pursuant to this paragraph or the immediately following paragraph, compound monthly on the last day of each calendar month.

On and after the Full Cash Dividend Date, the Company shall make each dividend payment in cash out of funds legally available therefor to the maximum extent not prohibited by the DGCL, on the Series A Preferred Stock monthly on the applicable Dividend Payment Date at the applicable Dividend Rate. All Dividends that the Company does not pay in cash when due shall compound monthly on the last day of each calendar month and shall be added to the then current Accumulated Conversion Value (“Compounded Dividends”).

Ranking. The Series A Preferred Stock will be senior to the Company’s Class A Common Stock, Class B Common Stock and all other series or classes of stock and equity securities of the Company that do not expressly rank senior to, or that are not pari passu with, the Series A Preferred Stock, with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

Voting Right and Protective Provisions: Subject to certain limitations described in the A&R Certificate of Designation, the Series A Preferred Stock is voting stock. Holders of the Series A Preferred Stock are entitled to vote together with the Common Stock on an as-if-converted-to-Common-Stock basis. Holders of Common Stock are entitled to one vote for each share of Common Stock held on all matters submitted to a vote of stockholders. Accordingly, holders of Series A Preferred Stock will be entitled to one vote for each whole share of Common Stock into which their Series A Preferred Stock is then-convertible on all matters submitted to a vote of stockholders of the Company.

In addition, the A&R Certificate of Designation provides for certain protective provisions for Holders of Series A Preferred Stock, which apply at any time when at least 12,525 shares of Series A Preferred Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series A Preferred Stock) are outstanding.

The Company shall not effect any of the following acts or transactions (the “Specified Actions”) without the written consent or affirmative vote of the Holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting together as a single class (the “Requisite Holders”):

(i)amend, alter, repeal or otherwise modify any provision of the Company’s Certificate of Incorporation, the A&R Certificate of Designation or the Bylaws in a manner that would alter or change (A) the terms or the powers, preferences, rights or privileges of the shares of Series A Preferred Stock so as to affect such terms, powers, preferences, rights or privileges adversely, or (B) any definition of Independent Director, any provision requiring appointment or election of an Independent Director or any provision requiring the approval of an Independent Director;
(ii)authorize, create, or issue any class or series of preferred stock having rights senior to or that are pari passu with the Series A Preferred Stock, unless the proceeds from the authorization, creation and/or issuance of such preferred stock are used to fully redeem all outstanding shares of Series A Preferred Stock in a Corporation Redemption;
(iii)redeem, repurchase or pay dividends on any securities ranking junior to the Series A Preferred Stock (“Junior Securities”), other than (A) repurchases of shares of Common Stock or other Junior Securities pursuant to any employment agreements, consultant agreements, or plans, (B) redemptions of, or dividends or distributions on, the Series A Preferred Stock, as expressly authorized herein, and (C) dividends or other distributions payable on Common Stock solely in the form of additional shares of Common Stock;
(iv)increase or decrease the authorized number of shares of Series A Preferred Stock or issue additional shares of Series A Preferred Stock after the Issuance Date;
(v)adopt any plan of liquidation or dissolution;
(vi)enter into an agreement to effectuate or consummate any Deemed Liquidation Event if the Holders of shares of Series A Preferred Stock would receive in such Deemed Liquidation Event an amount per share of Series A Preferred Stock that is less than the Series A Liquidation Amount; or
(vii)increase or decrease the number of directors on the Board of Directors of the Company.

Conversion. At the option of the Holder thereof, each share of Series A Preferred Stock shall be convertible into the number of Conversion Shares equal to the Accumulated Conversion Value divided by $2.50 per share of Class A Common Stock (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization), rounded down to the nearest whole share.

Beneficial Ownership Limitation. The Company will not effect any conversion of the Series A Preferred Stock, and a Holder shall not have the right to convert any portion of the Series A Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such Holder (together with such Holder’s Affiliates, and any Persons acting as a group together with such Holder or any of such Holder’s Affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon conversion of Series A Preferred Stock held by the applicable Holder.

Liquidation. In the event of any Liquidation, the Holders of shares of Series A Preferred Stock then outstanding will be entitled to be paid out of the assets of the Company available for distribution to its stockholders, and in the event of a Deemed Liquidation Event, the Holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the consideration payable to stockholders in such Deemed Liquidation Event or the other proceeds available for distribution to stockholders, before any payment shall be made to the holders of any Junior Securities by reason of their ownership thereof, an amount per share equal to three times (3.00x) the Accumulated Conversion Value thereof (hereinafter referred to as the “Series A Liquidation Amount”). If upon any such Liquidation, the assets of the Company available for distribution to its stockholders shall be insufficient to pay the Holders of shares of Series A Preferred Stock the full Series A Liquidation Amount thereof, the Holders of shares of Series A Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

After the payment in full of all Series A Liquidation Amount and all other amounts due to holders of shares of any class of stock that is pari passu with the Series A Preferred Stock, the remaining assets of the Company available for distribution to its stockholders or, in the case of a Deemed Liquidation Event, the consideration not payable to the Holders of shares of Series A Preferred Stock pursuant to the immediately preceding paragraph or to holders of any shares of any class of stock that is pari passu with the Series A Preferred Stock, shall be distributed among the holders of shares of

Common Stock and any other Junior Securities, pro rata based on the number of shares held by each such holder (or in accordance with the provisions set forth in the applicable certificate of designation for any class or series of Junior Securities, as applicable).

Redemption. The Company shall have the right, but not the obligation, to redeem, from time to time, out of funds legally available therefor, all or any portion of the then outstanding shares of Series A Preferred Stock (a “Corporation Redemption”), at any time following the Issuance Date for a price per share of Series A Preferred Stock equal to its Series A Liquidation Amount (the “Corporation Redemption Price”). Any such Corporation Redemption shall occur not less than twenty (20) days and not more than sixty (60) days following circulation by the Company of a written election notice thereof (the “Corporation Redemption Notice”) from the Company. Following the notice period required by the Corporation Redemption Notice, the Company shall redeem all, or in the case of an election to redeem less than all of the shares of Series A Preferred Stock, the same pro rata portion of each such Holder’s shares of Series A Preferred Stock redeemed pursuant to this paragraph. In exchange for the surrender to the Company by the respective Holders of shares of Series A Preferred Stock of their certificate or certificates, if any, or an affidavit of loss, representing such shares of Series A Preferred Stock on or after the applicable Corporation Redemption Date, the Corporation Redemption Price for the shares of Series A Preferred Stock being redeemed shall be payable in cash by the Company in immediately available funds to the respective Holders of the Series A Preferred Stock, except to the extent prohibited by applicable Delaware law. Notwithstanding anything to the contrary contained in the A&R Certificate of Designation, each Holder of shares of Series A Preferred Stock shall have the right to elect, prior to the Corporation Redemption Date, to exercise such Holder’s conversion rights with respect to its Series A Preferred Stock, if any.

Independent Director. The A&R Certificate of Designation provides that, for so long as any Series A Preferred Stock remains outstanding, (i) the Company shall nominate and use best efforts to cause to be elected an Independent Director (as defined in the A&R Certificate of Incorporation) to its Board of Directors and (ii) the Company shall not take any of the Specified Actions described above or file or consent to any petition for bankruptcy unless the same has been unanimously approved by the Board of Directors, including the Independent Director. Additionally, by no later than October 29, 2025 (unless extended by the Company with consent of the Requisite Holders), the Company shall increase the size of its Board of Directors by one seat and thereafter fill the resulting vacancy with an Independent Director.

Waiver by Requisite Holders. Notwithstanding any provision in the A&R Certificate of Designation to the contrary, any provision contained in the A&R Certificate of Designation and any right of the Holders of Series A Preferred Stock granted thereunder may be waived or amended, subject to agreement with the Company as required, as to all shares of Series A Preferred Stock (and the Holders thereof) upon the written consent of the Requisite Holders, unless a higher percentage is required by any mandatory provision of the DGCL, in which case the written consent of the Holders of not less than such higher percentage shall be required.

The foregoing description of the terms of the Series A Preferred Stock and the A&R Certificate of Designation is not complete and is qualified in its entirety by the full text of the A&R Certificate of Designation, a copy of which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock.
10.1
Ninth Amendment to Term Loan and Security Agreement, dated October 14, 2025, by and among Direct Digital, LLC, as borrower, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc., as guarantors, and Lafayette Square Loan Servicing, LLC, as administrative agent, and the various lenders thereto.

10.2
Letter Agreement, dated October 14, 2025, by and among Direct Digital, LLC, Colossus Media, LLC, Huddled Masses LLC, Orange142, LLC, and Direct Digital Holdings, Inc. and Lafayette Square Loan Servicing, LLC and Lafayette Square USA, Inc.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 20, 2025 (Date)	Direct Digital Holdings, Inc. (Registrant)

/s/ MARK WALKER
Mark Walker Chief Executive Officer